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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
The Profit Recovery Group International, Inc.:

We consent to the use of our report, incorporated by reference dated March 9, 2001 relating to the consolidated balance sheets of PRG France S.A. and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of earnings, shareholders equity and cash flows for each of the three years in the period ended December 31, 2000 which report appears in the December 31, 2000 annual report on Form 10-K of The Profit Recovery Group International, Inc. and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


                                            /s/      ERNST & YOUNG Audit


                                                              Any Antola

                                                         Paris, France

                                                         September 3, 2001